EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-207042) and related prospectus,
2.Registration Statement (Form S-8 No. 333-45631),
3.Registration Statement (Form S-8 No. 333-118563),
4.Registration Statement (Form S-8 No. 333-154719),
5.Registration Statement (Form S-8 No. 333-184671), and
6.Registration Statement (From S-8 No. 333-207660);

of our reports dated February 5, 2016, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc., and the effectiveness of internal control over financial reporting of Arrow Electronics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

New York, New York
February 5, 2016